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                         [LETTERHEAD OF TOBIN & TOBIN]


                                                                     Exhibit 5.1
                              October 13, 1997



The Board of Directors
NovaStar Financial, Inc.
1900 West 47th Place
Suite 205
Westwood, KS  66205

          Re:  Registration Statement on Form S-11; Registration
               No. 333-32327
               --------------------------------------------------------

Ladies and Gentlemen:

          We have acted as your counsel in connection with the public offering by NovaStar Financial, Inc., a Maryland corporation (the "Company"), of an aggregate of 3,750,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), plus up to an additional 562,500 shares of the Company's Common Stock, subject to the exercise of an over-allotment option granted by the Company pursuant to the Underwriting Agreement, a form of which is included in the above-referenced registration statement as Exhibit 1.1 (the "Underwriting Agreement"), by and among Stifel, Nicolaus & Company, Incorporated and Montgomery Securities as representatives of the underwriters named therein (the "Underwriters"), and the Company.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-11, relating to the Common Stock filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on July 29, 1997 (Registration No. 333-32327) (together with all amendments thereof and exhibits thereto, the
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                                 Tobin & Tobin


The Board of Directors
October 13, 1997
Page 2


"Registration Statement"), (ii) the Articles of Incorporation, as amended, of the Company, (iii) the Bylaws, as amended, of the Company, (iv) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Common Stock and the filing of the Registration Statement (the "Resolutions"),
(v) the opinion of Piper & Marbury L.L.P., related to the Common Stock, dated October 13, 1997 and (vi) a specimen of the certificates representing the Common Stock. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except for those matters of Maryland law for which we have relied solely upon the legal opinion of Piper & Marbury L.L.P., Baltimore, Maryland.

          Based upon and subject to the foregoing, we are of the opinion and advice that the Common Stock has been duly and validly authorized for issuance, and upon issuance and delivery of the Common Stock to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that
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                                 Tobin & Tobin


The Board of Directors
October 13, 1997
Page 3


we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        TOBIN & TOBIN



                                        /s/ Tobin & Tobin